UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  June 23, 2003

                             THE TOPPS COMPANY, INC.
               ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



              Delaware              0-15817                11-2849283
          ---------------       ----------------       ------------------
          (State or other      (Commission File          (IRS Employer
          jurisdiction of           Number)            Identification No.)
          incorporation)



                 One Whitehall Street, New York, New York 10004
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (212) 376-0300
                                 --------------
              (Registrant's telephone number, including area code)



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Item 9. Regulation FD Disclosure

On June 23, 2003, The Topps Company, Inc. ("Topps") announced that it had entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") by and among Wizkids LLC ("WizKids"), Topps, Topps Enterprises, Inc., a wholly subsidiary of Topps ("Enterprises"), and Topps Finance, Inc., an indirect subsidiary of Topps ("Finance"), pursuant to which Topps will acquire WizKids for approximately $29.5 million in cash (the "Merger"). Upon completion of the Merger, Wiztops, LLC, a wholly owned indirect subsidiary of Topps, will be merged into WizKids with WizKids surviving as wholly owned indirect subsidiary of Topps.

Also on June 23, 2003, Topps announced financial results for its fiscal 2004 first quarter ended May 31, 2003.

A copy of the press release announcing the execution of the Merger Agreement and the first quarter financial results is filed herewith as Exhibit 99.1.

The information of this Item 9 to this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.


Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (c)       99.1    Press Release dated June 23, 2003.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              THE TOPPS COMPANY, INC.


Date:  June 24, 2003

                                              By: /s/ Warren E. Friss
                                                  -----------------------------
                                                  Name:  Warren E. Friss
                                                  Title: Vice President and
                                                         General Counsel